Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

WEST PALM BEACH DIVISION

WWW.FLSB.USCOURTS.GOV

IN RE:

EMERGE INTERACTIVE, INC.	CASE NO. 07-10932-BKC-SHF

Debtor.	CHAPTER 11
/

ORDER GRANTING, IN PART, AND DENYING, IN PART, DEBTOR’S

EMERGENCY MOTION FOR AN ORDER APPROVING BID

PROTECTION AND SALE PROCEDURES AND NOTICE OF HEARING

THIS CASE came on for hearing on February 15, 2007 at 2:00 p.m. (the “Hearing”), upon the Emergency Motion of eMerge Interactive, Inc., the debtor-in-possession (“eMerge” or the “Debtor”), for an Order Approving Bid Protection and Sale Procedures filed with this Court on February 14, 2007 (the “Motion”).

The Motion seeks entry of an order: (i) authorizing and approving a break up fee in the amount of $30,000.00 in favor of the Biegert Family Irrevocable Trust, Dated June 11, 1998 (the “Biegert Trust”), the proposed buyer of the Debtor’s assets; (ii) authorizing and approving an initial minimum overbid for competing offers in the amount of $10,000.00; and (iii) establishing bidding procedures in connection with the hearing on the sale of substantially all of the Debtor’s assets related to its CattleLog business (“CattleLog Assets”).

The Hearing was scheduled as an emergency hearing, and notice of the Hearing was provided by electronic transmission, facsimile, and/or United States first class mail to the secured creditors, the twenty largest unsecured creditors, and the United States Trustee.

Upon consideration of: (i) the Motion; (ii) the arguments of counsel for the Debtor, counsel for the Biegert Trust, counsel for MicroBeef Technologies, Inc. (“MicroBeef”) and the United States Trustee; and (iii) other matters of record, the Court issues the following findings of fact and conclusions of law:

A. The Court has jurisdiction over this case under 28 U.S.C. § 1334(b).

B. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

C. It is in the best interest of the Debtor to sell the CattleLog Assets in accordance with the terms of the Motion.

THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted, in part, and denied, in part, to the extent provided herein.

2. The Biegert Trust shall not be entitled to a break up fee. This is without prejudice to the claim of the Biegert Trust to recover fees and costs as part of its allowed secured claim, as provided under applicable law.

3. The Biegert Trust’s offer to purchase the CattleLog Assets is subject to higher and better offers which would result in consideration to the Debtor in an amount at least $10,000.00 greater than the amount offered under that certain letter of intent by and between the Debtor and the Biegert Trust dated February 14, 2007 (the “LOI”).

4. This Court will conduct a hearing on March 15, 2007 at 1:30 p.m. Eastern Standard Time (“Sale Hearing”) at the following location: Flagler Waterview Building, 1515 N. Flagler Dr., Room 801, Courtroom B, West Palm Beach, FL 33401, to consider the Debtor’s Motion for an Order Approving Sale of Assets to the Biegert Trust Free and Clear of All Liens, Claims, and Encumbrances (“Sale Motion”) and will consider any higher or better offers to purchase the CattleLog Assets, provided such offers are made in accordance with the procedures outlined in this Order.

5. Any party other than Biegert (“Competing Bidder”) who intends to submit a competing offer to purchase the CattleLog Assets to be considered at the Sale Hearing must comply with the following procedures:

(a)	Competing Bidders must deliver to eMerge and file with the Court no later than 4:30 p.m. Eastern Standard Time on March 7, 2007 (“Bid Deadline”) a purchase offer together with a form of definitive agreement similar to the one executed by the Biegert Trust (with a markup indicating changes). The Biegert Trust and Debtor shall finalize the Definitive Agreement on or prior to March 1, 2007. A copy of the definitive agreement with the Biegert Trust to purchase the CattleLog Assets (“Definitive Agreement”) may be obtained by contacting counsel for the Debtor;

(b)

All purchase offers must equal or exceed the Purchase Price set forth in the LOI, plus $10,000.00. The Purchase Price in the LOI is the amount necessary to satisfy in full, as of the Closing Date, any and all amounts (including principal, accrued interest and fees, if any) outstanding under that certain Revolving Loan Agreement, Promissory Note and Security Agreement, dated October 16, 2006, by and between eMerge and Biegert (the “Loan Agreement”). The amount of the Biegert secured claim as of the anticipated Sale Hearing Date of March 15, 2007, is $1,534,744.42 in principal and interest as of March 15, 2007 (plus a per diem of $344.63 from March 15, 2007 until paid in full), plus attorneys fees and costs in an amount to disclosed by Biegert and approved by the Court at the commencement of the Sale Hearing on March 15, 2007.

(c)	The Court will conduct an auction at the Sale Hearing among all Competing Bidders who have complied with all aspects of this paragraph 5 (“Qualifying Bidders”);

(d)	All Competing Bidders shall pay an escrow deposit of $100,000.00 or put up a letter of credit equivalent, and such deposit shall be submitted prior to the Bid Deadline. Such escrow deposit shall be held by counsel for the respective Competing Bidder. If a Competing Bidder is not represented by counsel, such Competing Bidder will timely submit the deposit to Debtor’s counsel;

(e)	Other than Debtor’s ability to close and deliver the assets, purchase offers cannot be subject to any conditions, including, but not limited to, any condition based upon the Competing Bidder’s ability to obtain financing;

(f)	The CattleLog Assets shall be sold without any representations or warranty of any type, except for those specifically enumerated in the Definitive Agreement;

(g)	All Competing Bidders conducting due diligence of the Debtor must first execute an agreement acknowledging that all material obtained through such due diligence is confidential and such shall not be disclosed or used for any purpose other than evaluating an offer as described herein (“Confidentiality Agreement”).

THE OBLIGATIONS IMPOSED UPON COMPETING BIDDER THROUGH THE CONFIDENTIALITY AGREEMENT ARE INCORPORATED HERE AS IF FULLY SET FORTH AND, AS SUCH, CONSTITUTE AN ORDER OF THIS COURT. IN ADDITION TO ANY OTHER REMEDIES AVAILABLE, THE COURT RESERVES JURISDICTION TO ENFORCE THE CONFIDENTIALITY AGREEMENT, INCLUDING AFTER A CLOSING OF THE SALE OF THE CATTLELOG ASSETS.

6. Any Competing Bidder who complies with all procedures provided in this Order shall be deemed a Qualified Bidder and as such will be entitled to increase its bid at the Sale Hearing. Biegert and MicroBeef are Qualified Bidders and will be entitled to increase their respective bids at the Sale Hearing. Notwithstanding the Court’s recognition of MicroBeef as a Qualified Bidder, MicroBeef must comply with the procedures set forth in this Order.

7. The Debtor will provide all Qualified Bidders twenty-four hours notice of any other person/entity becoming a Qualified Bidder.

8. Objections to any submitted bid or the Sale Motion must be filed with the Court no later than 4:30 p.m. Eastern Standard Time on March 12, 2007.

9. Biegert, MicroBeef, and any Competing Bidder shall keep confidential any information obtained from the Debtor, any other party, or their respective attorneys, representatives, employees, or affiliates in connection with due diligence conducted related to the sale of the CattleLog Assets. Notwithstanding the sale of the CattleLog Assets, the Court maintains jurisdiction to enforce the provisions of this Order.

10. All Competing Bidders shall be permitted to speak with the Debtor’s current employees regarding matters strictly related to the CattleLog Assets as a part of such Competing Bidder’s due diligence, however, Competing Bidders shall be prohibited from making a binding offer of post-sale employment until such Competing Bidder’s bid is named the highest and best by the Court. Moreover, MicroBeef is prohibited from discussing any claim of alleged patent infringement by Debtor with such employees .

11. To the extent such agreement exists, any confidentiality agreement between the Debtor and any current or past employee will be included in the CattleLog Assets.

12. The Debtor shall disclose to Competing Bidders that it is aware that MicroBeef alleges a claim of patent infringement by Debtor, and that the Debtor disputes such claim.

13. The Debtor is not attempting to sell, and is therefore not selling, the CattleLog Assets free and clear of any prospective patent or patent infringement claims asserted by MicroBeef. Consequently, any purchaser of the CattleLog Assets takes such assets with notice of a possible future claim of patent infringement by MicroBeef; provided, however, the purchaser is not assuming any liabilities for alleged damages related to patent infringement which arise on or before closing of the sale of the CattleLog Assets.

14. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Submitted by:

Jimmy D. Parrish, Esq.

R. Scott Shuker, Esq.

Latham, Shuker, Barker, Eden & Beaudine, LLP

390 North Orange Ave., Suite 600

Orlando, FL 32801

Copy furnished to:

R. Scott Shuker, Esq.

John B. Hutton, Esq.

(Attorney Shuker is directed to serve conformed copies of this Order upon all interested parties immediately upon receipt thereof, and to file a Certificate of Service with the Court confirming such service.)